SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CHINA ARCHITECTURAL ENGINEERING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHINA ARCHITECTURAL ENGINEERING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of China Architectural Engineering, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”), to be held at the Company’s executive offices located at 171 Garden Road, Building A2, 3rd Floor, HongKou District, Shanghai, People’s Republic of China, on December 7, 2010 at 10:00 am local time.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect the following persons to serve as directors:

Jun Tang
Wing Lun (Alan) Leung
Luo Ken Yi
Miu Cheung
Kelly Wang
Chia Yong Whatt
Ping Xu
Shibin Jo
Chen Huang

2.	To ratify the appointment of Samuel H. Wong & Co., LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010;

3.
To approve an amendment to the Company’s Certificate of Incorporation (i) to effect a reverse stock split of our common stock at an exchange ratio of not less than 1-for-2 and no more than 1-for-4 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, if and when implemented, to reduce the number of authorized shares of common stock from 150,000,000 to 100,000,000 (the implementation of the reduction in authorized shares will be subject to the discretion of the Board of Directors);

4.
To approve an amendment to the China Architectural Engineering, Inc. 2009 Omnibus Equity Incentive Plan to increase the maximum number of shares of our common stock that may be issued under the plan from 2,000,000 to 4,000,000 shares (pre-Reverse Stock Split); and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” each of the proposals listed above.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 7, 2010. The 2010 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2009 are also available at http://www.vfnotice.com/chinaarchitectural.

The Board of Directors has fixed the close of business on October 26, 2010 as the record date (the “Record Date”) for determining those stockholders who will be entitled to vote at the Annual Meeting.

The following proxy statement and enclosed proxy card is being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation.

FOR THE BOARD OF DIRECTORS

Chairman of the Board of Directors

Dated: October __, 2010
Zhuhai, China

CHINA ARCHITECTURAL ENGINEERING, INC.

PROXY STATEMENT

For Annual Meeting to be Held
December 7, 2010 at 10:00 a.m. Local Time at
171 Garden Road, Building A2, 3rd Floor,
HongKou District, Shanghai, People’s Republic of China

This proxy statement is delivered to you by China Architectural Engineering, Inc. (“we,” “us,” the “Company,” or “CAE”), a Delaware corporation, in connection with a Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices located at 171 Garden Road, Building A2, 3rd Floor, HongKou District, Shanghai, People’s Republic of China, on December 7, 2010 at 10:00 am local time (the “Annual Meeting”).  The approximate mailing date for this proxy statement and the enclosed proxy is November [__], 2010.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to seek stockholder approval of four proposals:

(1)	electing nine directors to the Board of Directors;
(2)	ratifying the appointment of Samuel H. Wong & Co., LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010;
(3)
approving an amendment to our certificate of incorporation to effect a reverse stock split of all shares of the Company’s common stock at an exchange ratio of not less than 1-for-2 and no more than 1-for-4 and to reduce the number of authorized shares of common stock from 150,000,000 to 100,000,000; and

(4)
approving an amendment to the China Architectural Engineering, Inc. 2009 Omnibus Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued under the plan from 2,000,000 to 4,000,000 shares (pre-Reverse Stock Split).

Annual Report

Our annual report to stockholders for the year ended December 31, 2009 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy card and is not to be considered a part of the proxy soliciting material.

Quorum; Voting Rights

The presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting.  Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.  If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

Only stockholders who owned shares of our common stock at the close of business on October 26, 2010 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting.   As of the Record Date, there were 80,156,874 shares of CAE’s common stock outstanding, and we will need at least 40,078,437 shares present and in person or by proxy at the Annual Meeting for a quorum to exist.

Voting Your Proxy

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy.  Stockholders who hold shares of our company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted FOR the approval of the proposals.  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

Effect of Abstentions and Broker Non-Votes

Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. Abstentions will have no effect on the election of the director nominees, but will be counted as votes against the ratification of the appointment of Samuel H. Wong & Co., LLP,  the approval of reverse stock split and reduction in authorized shares, and the approval of the amendment to the China Architectural Engineering, Inc. 2009 Omnibus Equity Incentive Plan to increase the maximum number of shares reserved for issuance.

A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Brokers that hold shares of our common stock in “street” name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain routine matters without specific instructions from those customers. Of the proposals contained herein, only Proposal 2 is considered a routine matter. Therefore, brokers that do not receive instructions are entitled to vote on the ratification of the appointment of our independent registered public accounting firm. Should a broker non-vote occur, it will have no effect on the outcome of the matter (i.e. it will be neither a vote “for” nor “against” the proposal), however, it will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

Revoking Your Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China.

Appraisal Rights

Under the Delaware Code, stockholders entitled to vote will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting, and we will not independently provide stockholders with any such right.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company.  In addition, the Company will solicit stockholders by mail, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of CAE registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or call or write us at the following address or phone number: China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China, by telephone at 86-756-8538908. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except, to the extent that the executive officers and directors are eligible to receive awards under the China Architectural Engineering, Inc. 2009 Omnibus Equity Incentive Plan, and with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

PROPOSAL NO. 1 ELECTION OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES.

Pursuant to the Company’s Bylaws, which give the Board of Directors the authority to establish, increase or decrease the number of directors, the Board of Directors increased the size of the board to nine members on September 12, 2010.  On August 11, 2010, the Company appointed Jun Tang as a member and Chairman of the Board of Directors of the Company, effective August 18, 2010.  On September 12, 2010, the Company appointed Wing Lun Alan Leung, Ping Xu, Shibin Jo and Chen Huang as directors of the Company, effective September 12, 2010.

On August 18, 2010, immediately prior to the effective time of Jun Tang’s appointment, Luo Ken Yi resigned as the Chairman of the Board of Directors but remains as a member of the Board.  In addition, on August 18, 2010, Tang Nianzhong resigned as a member of the Board of Directors. Therefore, Tang Nianzhong will not be standing for re-election.

On September 12, 2010, Zheng Jin Feng and Zhao Bao Jiang each resigned as a director of the Company, effective September 12, 2010.  Therefore, Zheng Jin Feng and Zhao Bao Jiang will not be standing for re-election.

The nominees for election at the Annual Meeting of Stockholders to the Board of Directors are:

Jun Tang,
Wing Lun (Alan) Leung,
Ping Xu,
Shibin Jo,
Chen Huang,
Kelly Wang,
Miu Cheung,
Chia Yong Whatt, and
Luo Ken Yi,

all of whom currently serve on the Board of Directors and advised the Company of their willingness to serve as a member of the Company’s Board of Directors if elected. You can find information about the nominees below under the section “Board of Directors and Executive Officers.”

If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2011 or until their successors are elected and qualified.  If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Vote Required

You may vote in favor or against any or all of the nominees and you may also withhold your vote as to any or all of the nominees. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director, assuming a quorum is present. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of all of the nominees. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE REAPPOINTMENT OF SAMUEL H. WONG & CO., LLP

The Audit Committee has recommended the reappointment of Samuel H. Wong & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 Samuel H. Wong & Co., LLP has served as the Company’s independent accountant since October 17, 2006.  The stockholders are being requested to ratify the reappointment of Samuel H. Wong & Co., LLP at the Annual Meeting.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2009 and 2008

The following table presents fees, including reimbursements for expenses, for professional audit services rendered by Samuel H. Wong & Co., LLP for the audits of the Company’s annual financial statements and interim reviews of the Company’s quarterly financial statements for the years ended December 31, 2009 and December 31, 2008 and fees billed for other services rendered by Samuel H. Wong & Co., LLP during those periods.

	Year ended December 31,
	2009	2008

Audit Fees(1)	$165,000	$165,000
Audit-Related Fees	-	-
Tax Fees	7,740	-
All Other Fees	-	-
Total	$172,740	$165,000

(1)
These are fees for professional services performed by Samuel H. Wong & Co., LLP, Certified Public Accountants for the audit of our annual financial statements, review of our quarterly reports, and review of our Registration Statements on From S-1.

Pre-Approval Policy

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent registered public accounting firm for such services. The audit committee pre-approves (i) auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (ii) non-auditing services that exceed a de minimis standard established by the committee, which are rendered to the Company by its outside auditors (including fees).

Vote Required

You may vote in favor or against this proposal and you may also withhold your vote.  The affirmative vote of a majority of all votes cast or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment Samuel H. Wong & Co., LLP as the Company’s independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the appointment of Samuel H. Wong & Co., LLP as our independent registered public accounting firm.  For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes are not applicable as brokers are entitled to vote on this matter.  However, should a broker non-vote occur, it will not be counted as votes cast and will have no effect on the result of the vote. Abstentions and broker non-votes will count toward the presence of a quorum.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION – SUBJECT TO THE BOARD’S DISCRETION, TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO
APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Reverse Stock Split Proposal

On October 21, 2010, our Board of Directors unanimously approved and recommended that our stockholders approve an amendment to our Certificate of Incorporation (the “Amendment”), subject to stockholder approval (i) to effect a reverse stock split of all issued and outstanding shares of our common stock at an exchange ratio of not less than 1-for-2 and no more than 1-for-4 (the “Reverse Stock Split”) and (ii) following the reverse stock split, if implemented, to reduce the number of authorized shares of common stock from 150,000,000 to 100,000,000 at the discretion of the Board of Directors.

The Board of Directors has unanimously authorized the proposed Amendment to our Certificate of Incorporation, subject to the Board’s discretion after receipt of stockholder approval, to effect the Reverse Stock Split and to reduce the number of authorized shares of common stock.  The form of the proposed Amendment is attached to this proxy statement as Appendix A and is incorporated herein by reference.

If there exists any circumstances which would make the consummation of the Reverse Stock Split inadvisable in the judgment of our Board of Directors, the proposal to amend our Certificate of Incorporation may be terminated by our Board of Directors either before or after the approval of the Reverse Stock Split by our stockholders.

Background and Reasons for the Proposal

The Board of Director’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board of Directors believes that by increasing the market price per share of our common stock, we may regain and maintain compliance with the NASDAQ listing requirements.

On July 1, 2010, we received notice from The NASDAQ Stock Market that we were not compliance with the listing standards of NASDAQ due to the trading price of our common stock falling below the minimum $1.00 bid price for 30 consecutive days, and that such continued non-compliance would result in delisting of our common stock from the NASDAQ trading market.

Under the NASDAQ Listing Rules, if during the 180 calendar days following July 1, 2010, which ends on December 28, 2010, the closing bid price of the Company’s common stock is at or above $1.00 per share for a minimum of 10 consecutive business days, the Company will regain compliance with the minimum bid price requirement.  If the Company does not regain compliance with the minimum bid price requirement by December 28, 2010, NASDAQ will provide written notification to the Company that its common stock is subject to delisting.  At such time, the Company may be eligible for an additional grace period to meet the minimum bid price requirement if the Company meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market and if the Company submits an application to transfer its securities to The Nasdaq Capital Market.

The Board of Directors approved the Reverse Stock Split proposal as a potential means to increase the per share bid price such that to come into compliance with the $1.00 minimum bid price requirements of NASDAQ.  However, there can be no assurance that the Reverse Stock Split, if implemented, will have the desired effect of sufficiently raising the common stock price.

Board Discretion to Implement the Reverse Stock Split

If the proposed amendment is approved by our stockholders, it will be implemented, if at all, only upon a determination by our Board of Directors that a reverse stock split, at a ratio determined by the Board of Directors within the range of 1:2 to 1:4, is in the best interests of our stockholders. The Board of Directors’ determination as to whether such a split will be implemented and, if so, the effective time and the ratio of such split, will be based upon several factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If our Board of Directors determines to implement the Reverse Stock Split, the Board will consider various factors in selecting the ratio, including the overall market conditions at the time and the recent trading history of our common stock, including the goal of regaining and maintaining compliance with the listing standards of NASDAQ requiring that the trading price of our common stock be at or above $1.00 bid price.

Effects of the Proposed Reverse Stock Split on Holders of Outstanding Common Stock

If the Reverse Stock Split is implemented, each holder of common stock will receive one share of common stock for every two to four shares of common stock held immediately prior to effecting the Reverse Stock Split, depending on the ratio as selected by the Board, and then rounding up to the nearest whole share.  The number of shares of common stock issued and outstanding will therefore be reduced.

The table below illustrates the approximate effect of the Reverse Stock Split on the total number of Common Stock shares at a ratio of 1-for-2, a ratio of 1-for-3 and a ratio of 1-for-4 based on our capitalization as of the Record Date of October 26, 2010.  The approximations below do not take into account rounding up to the nearest whole share, which will occur.  The Board will have the discretion of effecting the Reverse Stock Split with a non-whole number ratio, as long as it is between the range of 1-for-2 and 1-for-4.

Reverse Stock Split Ratio	Approximate Number of Shares Outstanding After the Reverse Stock Split	Shares Authorized and Unreserved	Total Shares Authorized to be Issued
Pre-Split	80,156,874	69,843,126	150,000,000
If 1-for-2 stock split enacted	40,078,437	59,921,563	100,000,000
If 1-for-3 stock split enacted	26,718,958	73,281,042	100,000,000
If 1-for-4 stock split enacted	20,039,219	79,960,781	100,000,000

We will not pay cash to any stockholder in respect of any fractional interest in a share resulting from the Reverse Stock Split.  A reverse stock split may leave certain stockholders with one or more "odd lots," which are stock holdings in amounts of fewer than 100 shares of common stock.  These odd lots may be more difficult to sell than shares of common stock in even multiples of 100.  Stockholders selling odd lots created by the Reverse Stock Split may incur increased brokerage commissions in selling such shares.

Except for de minimis adjustments that may result from the treatment of fractional shares as described above, the Reverse Stock Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Stock Split.

Although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Amendment will reduce the number of authorized of shares of common stock only to 100,000,000.

Effects of the Proposed Reverse Stock Split on Options, Restricted Stock Awards, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio, proportionate adjustments will be required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted. The number of shares reserved for issuance under these securities will be reduced proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors.

Effects of the Proposed Reverse Stock Split on China Architectural Engineering, Inc. 2009 Omnibus Equity Incentive Plan

The Reverse Stock Split, if and when implemented, will affect outstanding stock awards and options to purchase our common stock that were granted under the China Architectural Engineering, Inc. 2009 Omnibus Equity Incentive Plan (the “Plan”).  The Plan, as amended, includes provisions for appropriate adjustments to the number of shares of common stock covered by the Plan and to stock options and other grants of stock-based awards under the Plan, as well as the per share exercise price.   If stockholders approve the Reverse Stock Split and the Board of Directors implements the Reverse Stock Split, an outstanding stock option to purchase a certain number of shares of common stock would thereafter evidence the right to purchase that number divided by a lesser number of common stock consistent with the reverse stock split ratio, and the exercise price per share would be a corresponding multiple of the previous exercise price.

In addition, the number of shares reserved for issuance under the Plan, currently at 2,000,000 shares, will be affected by the Reverse Stock Split in that the number of shares reserved, as may be amended, will be reduced by the ratio of the Reverse Stock Split, as selected by the Board.  In addition, if the stockholders approve an amendment to the China Architectural Engineering, Inc. 2009 Omnibus Equity Incentive Plan to increase the maximum number of shares of our common stock that may be issued under the plan from 2,000,000 to 4,000,000 shares, the Board will effect the increase prior to the Reverse Stock Split such that the 4,000,000 shares would be reduced by the Reverse Stock Split, if and when implemented.

Potential Effects of the Amendment on the Ratio of our Authorized Shares and Outstanding Shares

If and when the Board of Directors elects to effect the Reverse Stock Split, the authorized number of shares of our common stock will be reduced from 150,000,000 to 100,000,000.  Accordingly, there will be a reduction in the number of authorized shares of our common stock at a proportionately higher level than would be available if the number of authorized shares was reduced by the Reverse Stock Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease, and the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. Because our common stock is traded on The NASDAQ Stock Market, stockholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, unless an exemption is available from such approval. Such an exemption would be available if the Board authorized the filing of an application with NASDAQ to waive the shareholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and NASDAQ granted us such an exemption.

The additional shares of our common stock to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently issued and outstanding.

Potential Anti-Takeover Effects of Proposed Reverse Stock Split

The additional shares of common stock that would become available for issuance as a result of the Reverse Stock Split could be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the Reverse Stock Split would be prompted by business and financial considerations, stockholders nevertheless should be aware that the Reverse Stock Split could facilitate future efforts by our management to deter or prevent a change in control of our company. The Board has no plans to use any of the additional shares of common stock that would become available should the Reverse Stock Split occur, if any, for any such purposes.

In addition to the anti-takeover implications from the increased number of shares that would become available for issuance as a result of the Reverse Stock Split, as discussed above, we are also affected by Delaware anti-takeover laws and anti-takeover provisions in our charter documents.  Other than as discussed in this information statement, there are no provisions of our articles, bylaws, employment agreements or credit agreements have material anti-takeover consequences.

Delaware Law Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Anti-Takeover Charter Provisions

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things, will:

•	provide our Board of Directors with the ability to alter our Bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all CAE common stock at the then market price) after the implementation of the Reverse Stock Split  will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.

There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on October 21, 2010 of $0.78 per share, if the Board were to implement the Reverse Stock Split and utilize a ratio of 1-for-3, we cannot assure you that the post-split market price of our common stock would be $2.34 (that is, $0.78 × 3) per share or greater. In many cases, the market price of a company’s shares declines after a reverse stock split.

Accordingly, the total market capitalization of our common stock after the Reverse Stock Split, when and if implemented, may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The Reverse Stock Split may not increase our stock price over the long-term, which may prevent us from maintaining our listing with NASDAQ.

While we expect that the Reverse Stock Split will enable our shares to qualify for listing with NASDAQ and that we will be able to continue to meet on-going quantitative and qualitative listing requirements, we cannot be sure that this will be the case. Negative financial results, adverse clinical trials developments, or market conditions could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain applicable NASDAQ listing requirements. Furthermore, in addition to its enumerated listing and maintenance standards, NASDAQ has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to our shares.

A decline in the market price of our common stock after the Reverse Stock Split is implemented may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split, and the liquidity of our common stock could be adversely affected following the Reverse Stock Split.

If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

United States Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to us and stockholders of our common stock.  This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their common stock as compensation).  In addition, this summary is limited to stockholders that hold their common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe, however, that because the Reverse Stock Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock Split should have the federal income tax effects described below:

•	The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes.

•	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.

•	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.

•	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefore would also be held as a capital asset.

Our Company should not recognize gain or loss as a result of the Reverse Stock Split.

You should consult your own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which you may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by Generex in furtherance of the Reverse Stock Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of common stock to stockholders who would otherwise be entitled to receive fractional shares of common stock following the Reverse Split, any fractional shares which result from the Reverse Stock Split will be rounded up to the next whole share.

Stock Certificates

As of the effective date of the Reverse Stock Split, each certificate representing shares of our common stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split. All shares, underlying options and warrants and other securities would also be automatically adjusted on the effective date of the Reverse Stock Split, if any such securities are outstanding on the effective date.

If you hold your shares of common stock in a brokerage account or in "street name," you would not be required to take any further action. If you hold stock certificates, you would not have to exchange your existing stock certificates for new stock certificates reflecting the Reverse Stock Split. However, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to our transfer agent for cancellation, and obtain a new form of certificate. The transfer agent may impose a reasonable fee for a voluntary exchange of certificates. Stockholders should not destroy any stock certificate.

Contact information for our transfer agent is as follows:

Computershare Trust Company, N.A.
350 Indiana Street, Suite 800
Golden, CO 80401
Telephone: (303) 262-0600
Facsimile: (303) 262-0700

Vote Required

Approval of the amendment to our certificate of incorporation will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum.  For purposes of the vote on this matter, abstentions and broker non-votes will be counted as votes cast against the proposal, although each type of vote will count toward the presence of a quorum.  If the stockholders do not approve Proposal No. 3, the certificate of amendment to our certificate of incorporation will not be filed and we will not effectuate the Reverse Stock Split.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO CHINA ARCHITECTURAL ENGINEERING, INC. 2009 OMNIBUS
INCENTIVE PLAN – INCREASE IN AUTHORIZED SHARES FOR ISSUANCE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO
APPROVE THE AMENDMENT TO THE CHINA ARCHITECTURAL ENGINEERING, INC. 2009 OMNIBUS INCENTIVE PLAN

The Company currently maintains the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan, as amended (the “Plan”) in order to provide an incentive to attract and retain eligible personnel performing services for the Company and to motivate such persons to contribute to the growth and profitability of the Company.

The Plan currently has a total of 2,000,000 shares reserved for issuance under the Plan and all 2,000,000 shares reserved for such issuance has either been issued or options have been issued for exercise for issuance for such reserved shares, such that there are no shares currently available for issuance under the Plan.  Therefore, in order to continue to have available a reasonable number of shares to provide such incentives, it is in the best interests of the Company and its stockholders to amend and restate the Plan to increase the maximum number of shares of the Company’s common stock that may be issued under the Plan from 2,000,000 to 4,000,000 shares (pre-Reverse Stock Split) (the “Amended Plan”).

The Amended Plan shall become effective if approved by our stockholders at the Annual Meeting.

See “Executive Compensation,” below, for additional regarding the Plan.

The form of the proposed Amendment No. 2 to the Plan is attached to this proxy statement as Appendix B and is incorporated herein by reference.

Vote Required

Approval of the Amended Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum.  For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of a quorum.  If the stockholders do not approve the Amended Plan, it will not be implemented.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Our executive officers, our current directors, and our director nominees who have been nominated for election as directors at the Annual Meeting, the positions held by them and their ages as of the date of this proxy statement are as follows:

Name	Age	Position
Jun Tang	48	Chairman of the Board and director nominee
Wing Lun (Alan) Leung	42	Chief Executive Officer, Director and director nominee
Luo Ken Yi	53	President, Director and director nominee
Qin (Andy) Lu	34	Acting Chief Financial Officer and Corporate Secretary
Charles John Anderson	56	President, U.S. Operations and Chief Operating Officer
Miu Cheung	40	Director and director nominee
Kelly Wang	39	Director and director nominee
Chia Yong Whatt	43	Director and director nominee
Shibin Jo	46	Director and director nominee
Chen Huang	37	Director and director nominee
Ping Xu	39	Director and director nominee

Jun Tang has been the Chairman of the Board since August 2010.  He currently serves as the President and Chief Executive Officer of New Huadu Group in Fujian, China. From 2004 to 2008, Mr. Tang served as President of Shanghai SNDA (Nasdaq: SNDA), an interactive entertainment media company in China. Prior to that, he served as President of Microsoft China Co., Ltd from 2002 to 2004. From 1997 to 2002, he served as General Manager of Microsoft Global Technical Engineering Center, and from 1994 to 1997 he served as Senior Project Manager for Microsoft US. Mr. Tang received a doctorate degree in Electrical Engineering from University of Pacific Western in April 1995, a master's degree in Electronics from Nagoya University in March 1988, and a bachelor's degree in Physics from Beijing University of Posts and Telecommunications in July 1984. We believe that Mr. Tang’s experience and leadership in the software and online gaming industry qualifies him to serve on our board.

Wing Lun (Alan) Leung has been the Chief Executive Officer of the Company since September 2010.  He is the co-founder and Chief Executive Officer of Shanghai ConnGame Network Co. Ltd.  From February 2010 to the present, Mr. Leung served on the Board of Directors of Game First International Corporation, an online game distributor in Taiwan.  From November 2008 to the present, Mr. Leung served as the managing director of IAHGames HK Limited, an online game distributor in Southeast Asia.  From February 2008 to October 2008, Mr. Leung was the Chief Executive Officer of Shanghai Holdfast Online Information Technology Co., Ltd, a subsidiary of Shanda Interactive Co. Ltd.  From July 2007 to January 2008, Mr. Leung was the Chief Operating Officer of China Youth Foundation Group and was the Chief Operating Officer of CITIC Pacific Communication (Guangzhou) Co. Ltd, a subsidiary of CITIC Pacific Limited from October 2005 to June 2007.   Mr. Leung has 22 years of experience in implementing IT projects and other consulting services.  Additionally, he has over ten years of experience in the PRC online gaming industry.  Mr. Leung received a bachelor’s degree in Computer Science from the University of London in 1990, a master’s degree in Business Administration from City University London in 1994 and a master’s degree in Electronic Commerce from the University of Hong Kong in 2002.

Luo Ken Yi has been the President and Director of the Company since October 2006.  He was previously the Company’s Chief Executive Officer and Chairman of the Board from July 2008 until August 2010 and Chief Operating Officer from October 2006 to June 2008.  Mr. Luo has served as the Chief Executive Officer and Chairman of the Board of Zhuhai King Glass Engineering Co., Ltd. since 1992.  Mr. Luo also served as the Chief Operating Officer of Zhuhai King Glass Engineering Co., Ltd. from 1992 to June 2008.  He served as Project Manager and Production Manager at P.X. Engineering, Inc. in the U.S from 1989 to 1991. Mr. Luo founded Kangbao Electronics Co., Ltd. in Shunde, Guangdong, China, where he served as Chief Engineer, Technical Manager, Vice Manager General and Deputy President from 1986 to 1989. Mr. Luo founded KGE Group, Limited in 1992 and served as Chief Managing Director. Later, he studied steel supported glass curtain wall design in the U.S. and Europe 1992 to 1994. He was appointed Vice President of the Architectural Glass and Metal Structure Institute of Qinghua University in 1999. In 2000 he was appointed by the Chinese Ministry of Construction to head the committee on creating national standards for the glass curtain wall industry. Mr. Luo and the Company own over 76 patents related to building envelope systems technology. He was honored as one of the “Ten Great Leaders in Technology” and has published numerous books and articles. Luo Ken Yi studied Medicine at the Guangzhou University of Chinese Medicine, graduating in 1983, and Mechanical Engineering at Bunker Hill Community College, graduating in 1988. Mr. Luo received an MBA from Australia Murdoch University in 1998.

Qin (Andy) Lu has been Acting Chief Financial Officer and Corporate Secretary of the Company since September 2010.  He served as the Chief Operating Officer of Gaotime Corporate, a financial information services and IT solution company, from January 2010 to August 2010.  Prior to that, Mr. Lu was a General Manager at Hong Yang Education Ltd., a professional training and consulting company from March 2008 to December 2009.  From November 2002 to February 2008, Mr. Lu served as the Senior Business Director & Division Deputy General Manager at Shanghai Wicresoft Co., Ltd. in Shanghai. Mr. Lu received a bachelor’s degree in Electronic Engineering from Fudan University in 1999 and a master’s degree in Business Administration from BI Norwegian School of Management in 2006.

Charles John Anderson has served as President of CAE Building Systems, Inc., a wholly-owned subsidiary of the Company, since February 2008 and as Chief Operating Officer of the Company since June 2008. He has worked in the building envelope industry for more than 33 years. His career began in 1974 and he has experience in sales, estimating, engineering, manufacturing, testing, quality control, installation, project management, contract administration and executive management. Prior to joining the Company, Mr. Anderson worked as a senior consultant for Israel Berger & Associates, LLC, specializing in building envelope evaluation. From 1996 to 2004, Mr. Anderson worked for Glassalum International Corporation, a custom curtain wall manufacturing and installation company, where he was responsible for coordinating engineering, manufacturing and project management activities. While at Glassalum International Corporation, Mr. Anderson served in various positions, including President and Chief Operating Officer. In 1987, Mr. Anderson founded Building Research, Inc., which provided consulting, testing and inspection services from inception to 1992. Mr. Anderson also worked for other companies in the curtain wall and related industries, including Midwest Curtain walls, Inc., Ampat Group, Inc., Construction Research Laboratory, Inc., and Miami Testing Laboratory, Inc.

Miu Cheung has served as a director of the Company since June 10, 2008. Since May 1999, Mr. Cheung has been with CITC Capital Holdings, Ltd., (“CITIC”) currently serving as its Managing Director and Head of the Structured Finance Group. Prior to joining CITIC, he had worked with Commonwealth Bank of Australia, Société Générale Asia Ltd and Bank of China (Hong Kong). He received an MBA from the Australian Graduate School of Management in 1997 and a Bachelor’s of Business Administration (Finance) from the Chinese University of Hong Kong in 1992. Mr. Cheung is also a director of CITIC Capital Finance Ltd. and CITIC Allco Investments Management Limited.

Kelly Wang has served as a director of the Company since July 2007. Since March 2007, Ms. Wang has served as the manager in Financial Reporting for Starbucks Corporation. Prior to joining Starbucks, Ms. Wang served as the manager of technical accounting and SEC reporting of Flow International Corporation from August 2005 to March 2007. From May 2001 to August 2005, Ms. Wang was an assurance manager at Ernst & Young LLP. Ms. Wang received a B.S. in International Finance from the Shanghai University of Finance and Economics in 1992 and an MBA from the University of Hawaii at Manoa in 1997 and is a certified public accountant in California and Washington.  We believe that Ms. Wang’s accounting and professional experience with large companies exhibit her qualifications to sit on our Board, including expertise and background with respect to accounting matters and her understanding of U.S. GAAP and financial statements.

Chia Yong Whatt has served as a director of the Company since June 2009.  From April 2002 to March 2008, Mr. Chia served as a director and member of senior management of Messrs. Chong Chia & Lim LLC, which is a law corporation.  Mr. Chia serves as a member of the Board and Audit Committee member of Sim Siang Choon Limited since August 2008, and served as a member of the Board and Audit Committee of FM Holdings Limited from September 2008 to January 2010.  Since November 2009, Mr. Chia has also served as corporate counsel for Jaya Holdings Ltd., a company listed in Singapore.  Mr. Chia received his Bachelor of Law from the National University of Singapore in 1990.We believe that Mr. Whatt is qualified to serve as a member of our Board of Directors due to his knowledge of the law and experience acting as a director of publicly traded companies.  We believe that Mr. Chia’s legal and corporate expertise well qualifies Mr. Chia to serve on our board.

Shibin Jo has served as a director of the Company since September 2010.  Mr. Jo founded JCD Co. Ltd. and has held the positions of President and CEO since 1993.  Prior to that, Mr. Jo served as a board member for the Chinese Chamber of Commerce in Japan and was employed by the Construction Technology Institute in Japan.  Mr. Jo received a bachelor’s degree in Engineering from Qinghua University in 1984 and a Doctorate’s degree in Urban and Transportation Planning from Nagoya University in 1991.  We believe that Mr. Jo’s experience in the business field and construction industry qualifies Mr. Jo to serve on our board.

Chen Huang has served as a director of the Company since September 2010.  Since May 2010, he has been a partner at Shanghai Legalplus Law Firm.  From September 2005 to May 2010, Mr. Huang was a partner at Shanghai Zhongyi Huaxia Law Firm.  Mr. Huang previously taught at Shanghai University Law School and has been certified by the Shanghai Foreign Investment Commission and Shanghai Service Center for Human Recourses Development as a financial investment consultant. Mr. Huang received a bachelor’s degree in Law from East China University of Political Science and Law in 2003.  We believe that Mr. Huang’s knowledge and experience in the legal and investment industries qualifies him for service on our board.

Ping Xu has served as a director of the Company since September 2010.  Since August 2005, Ms. Xu has been with Ant Capital Partners Co., Ltd. and currently serves as a director and general partner of Vangoo Investment Partners, a subsidiary of Ant Capital Partners Co., Ltd. Prior to that, Ms. Xu founded multiple companies in China. Ms. Xu received a bachelor’s degree in Economics from Keio University in 1999.  We believe that Ms. Xu’s entrepreneurial approach and experience in the investment community qualifies Ms. Xu to serve on our board.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of ethics, which applies to all our directors, officers and employees. Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K. Our code of ethics is posted on our Internet website at www.caebuilding.com. We will provide our code of ethics in print without charge to any stockholder who makes a written request to: Chief Financial Officer, China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070, People’s Republic of China. Any waivers of the application and any amendments to our code of ethics must be made by our Board of Directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website.

Director Independence

Subject to certain exceptions, under the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”), a listed company’s Board of Directors must consist of a majority of independent directors.  Currently, our Board of Directors has determined that each of the non-management directors, Chen Huang, Ping Xu, Chen Huang, Kelly Wang and Chia Yong Whatt, is an “independent” director as defined by the listing standards of NASDAQ currently in effect and approved by the U.S. Securities and Exchange Commission (“SEC”) and all applicable rules and regulations of the SEC.  All members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the “independence” standards applicable to members of each such committee. The Board of Directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company. The Board of Directors considered relationships and transactions between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The purpose of the board of director’s review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NASDAQ rules.

Family Relationships

There are no family relationships among the individuals comprising our Board of Directors and executive officers.

Legal Proceedings

None of the nominees nor any director or executive officer has been involved in the certain legal proceedings listed in Item 103 and/or Item 401 of Regulation S-K.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

During the year ended December 31, 2009, the Board of Directors met five times.  Each of the current directors who was on the Board of Directors during 2009 attended the meeting held by the Board of Directors held during 2009.

The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Board Committees

Audit Committee.  We established our audit committee in July 2007. The audit committee consists of Ping Xu, Chen Huang, and Kelly Wang, each of whom is an independent director. Kelly Wang is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the audit committee is to represent and assist our Board of Directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The audit committee’s responsibilities include:

•
The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•
Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our company or that are the subject of discussions between management and the independent auditors.

 The audit committee charter is posted in the corporate governance section of the investor relations page of the Company’s Web site located at www.caebuilding.com.

Compensation Committee.  We established our Compensation Committee June 2009. The Compensation Committee consists of Chia Yong Whatt and Shibin Jo, each of whom is an independent director. Chia Yong Whatt is the Chairman of the Compensation Committee. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee also reviews and determines compensation of our executive officers, including our Chief Executive Officer. The board of directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter is posted on our corporate website at: www.caebuilding.com.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Shibin Jo and Ping Xu, each of whom is an independent director. Shibin Jo is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting and fills any vacancies on our board of directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee.  A copy of the Nominating and Corporate Governance Committee Charter is posted on our corporate website at: www.caebuilding.com.

Board Leadership Structure

The Company does not have a policy regarding whether the Chairman and Chief Executive Officer roles should be combined or separated. Rather, the Board retains flexibility to choose its Chairman in any way that it deems best for the Company at any given time. The Company does not currently have a combined Chairman and CEO position.  Jun Tang serves as our Chairman of the Board and Wing Lun (Alan) Leung serves or Chief Executive Officer.  The Board periodically reviews the appropriateness and effectiveness of its leadership structure given various factors.

A number of factors support the current leadership structure. The Board believes that Jun Tang’s in-depth knowledge of the Company’s online gaming industry and of the businesses and operations of ConnGame best equips him to lead Board meetings and focus the Board discussions on the most critical issues.

The Board’s Role in Risk Oversight

Our Company faces a variety of risks, including investment risk, liquidity risk, and operational risk.  It is management’s responsibility to manage the day-to-day risks that we face and bring to the Board of Directors’ attention the most material risks to the Company.   The Board of Directors has oversight responsibility of the processes established by management to report and monitor systems for material risks applicable to the Company, with the oversight of certain risk areas delegated to board committees.  The Board’s oversight role is supported by management reporting processes that are designed to provide the Board visibility into the identification, assessment, and management of critical risks.

The Director Nomination Process

Our Board of Directors considers nominees from all sources, including stockholders. Stockholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. We are a “Controlled Company” pursuant to NASDAQ Marketplace rules and are not required to maintain a board that consists of a majority of independent directors. Minimally, nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company or to fulfill the responsibilities of a director. The value of diversity on the Board should be considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. Additionally, the Board of Directors considers the respective qualifications needed for directors serving on various committees of the board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Board of Directors considers the appropriate mix of skills and experience and background needed for members of the board and for members of each of the board’s committees, so that the board and each committee has the necessary resources to perform its respective functions effectively. The Board of Directors also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Board of Directors will consider the existing director’s performance on the board and on any committee on which such director serves, which will include attendance at board and committee meetings.

Director Nominees by Stockholders. The Board of Directors will consider nominees recommended in good faith by our stockholders as long as these nominees for the appointment to the Board of Directors meet the requirements set forth above. Possible candidates who have been suggested by stockholders are evaluated by the Board of Directors in the same manner as are other possible candidates.

Executive Sessions

Non-management directors meet in executive sessions without our management. Non-management directors are those directors who are not also our executive officers and include directors, if any, who are not independent by virtue of the existence of a material relationship with our company. Executive sessions are led by our Audit Committee Chairman. An executive session is typically held in conjunction with each regularly scheduled Audit Committee meeting and other sessions may be called by the Audit Committee Chairman in his own discretion or at the request of the Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Prior to August 2009, we were considered a “controlled company” pursuant to Rule 4350(c)(5) of the NASDAQ Marketplace Rules, as one of our stockholders, KGE Group Limited, owned more than 50% of our voting power.  As a result, we were exempt from certain corporate governance requirements as a listed company on the NASDAQ Stock Market LLC, including the requirement that our executive compensation be determined by a majority of our independent directors.  We formed our compensation committee in June 2009.  Prior to the formation of our compensation committee, our Chief Executive Officer and Chairman of the Board, Luo Ken Yi, determined the compensation for our executive officers that was earned and paid in fiscal 2009, 2008 and 2007 and our Board of Directors, as a whole, approved the compensation.

The compensation committee formed by our Board of Directors in June 2009 is comprised of non-employee directors.  The compensation committee will perform, at least annually, a strategic review of the compensation program for our executive officers to determine whether it provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other companies with which we compete for executives.  Those companies may or may not be public companies or companies located in the PRC or even, in all cases, companies in a similar business.

In 2010, our compensation committee will determine compensation levels for our executive officers.  Compensation for our current executive officers is determined with the goal of attracting and retaining high quality executive officers and encouraging them to work as effectively as possible on our behalf. Key areas of corporate performance taken into account in setting compensation policies and decisions are growth of sales, cost control, profitability, and innovation. The key factors may vary depending on which area of business on which a particular executive officer’s work is focused. Compensation is designed to reward executive officers for successfully meeting their individual functional objectives and for their contributions to our overall development. For these reasons, the elements of compensation of our executive officers are salary and bonus. Salary is paid to cover an appropriate level of living expenses for the executive officers and the bonus is paid to reward the executive officer for individual and company achievement. Accordingly, the amount of salary received by our executive officers has traditionally been lower than the amount of the bonus.

With respect to the amount of a bonus, the compensation committee evaluates our company’s achievements for the fiscal year based on performance factors and results of operations such as revenues generated, cost of revenues, net income, and whether we obtain significant contracts. The compensation committee also conducts a monthly and annual evaluation of the achievement level of an executive based on individual performance measurements, such as contribution to the achievement of the company’s goals and individual performance metrics based on their positions and responsibilities. Bonuses are paid at the end of each fiscal year.

We believe that long-term performance is aided by the use of stock-based awards, which we believe create an ownership culture among our named executive officers that fosters beneficial, long-term performance by our company.  On June 12, 2009, our stockholders approved the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan (the “Plan”), which was previously adopted by our Board of Directors on April 30, 2009.  The Plan, as amended by our Board of Directors on June 19, 2009, has a total of 2,000,000 shares of common stock available for grant under the Plan.  We believe an equity incentive plan provides our employees, including our named executive officers, as well as our directors and consultants, with incentives to help align their interests with the interests of stockholders. The Compensation Committee believes that the use of stock-based awards promotes our overall executive compensation objectives and expects that stock options will become a significant source of compensation for our executives.

We do not have a general equity grant policy with respect to the size and terms of option grants, but our Compensation Committee will evaluate our achievements for the fiscal year based on performance factors and results of operations such as revenues generated, cost of revenues, and net income. We do not currently have established quantitative targets.

On January 18, 2010, we approved the issuance of a total of 1.9 million shares of restricted stock (the “Restricted Stock Grants”) to certain of our officers, directors, and key employees under the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan (the “Plan”), which was previously approved by our stockholders at the 2009 Annual Meeting of Stockholders.  As approved, the Restricted Stock Grants were subject to and contingent upon the Company’s filing of a registration statement on Form S-8 with the Securities and Exchange Commission, which occurred on January 21, 2010.  Included in the Restricted Stock Grants were issuances to the executive officers and members of the Board of Directors, as set forth below.

Name	Position	No. of Shares of Restricted Stock
Luo Ken Yi	Chief Executive Officer and Chairman of the Board	160,000
Charles John Anderson	President, U.S. Operations and Chief Operating Officer	200,000
Tang Nianzhong	Vice President, China Operations and Director	152,000
Ye Ning	Vice President	150,000
Li Guoxing	General Manager of Design	151,000
Wang Zairong	Chief Technology Officer	10,000
Feng Shu	Research and Development Supervisor	9,000
Zheng Jinfeng	Director	30,000
Zhao Bao Jiang	Director	30,000
Kelly Wang	Director	30,000
Miu Cheung	Director	15,000
Chia Yong Whatt	Director	6,000

As granted, the Restricted Stock Grants were set to vest such that ¼ would vest on March 31, 2010, ¼ would vest on June 30, 2010, ¼ would vest on September 30, 2010, and the remaining ¼ would vest on December 31, 2010, except for the Restricted Stock Grant that was made to Charles John Anderson, which will vest 100% upon the date of grant.  The vesting of the grants were subject to the terms and conditions of the Restricted Stock Agreement entered into by and between the recipients and us.  In the first quarter of 2010, we opted to accelerate vesting of the restricted stock awards so that they became fully vested immediately.  Since becoming a public company in the United States in 2007, we had not regularly made equity compensation grants and began to make sure grants in 2010, and the grant of the awards was to reward our officers, directors, and employees for their contributions to our company’s establishment as a public company and encourage continued support of our company.  We intend to use equity compensation in the future as a means to compensate our officers, directors, and employees.

We believe that the salaries, bonuses and equity compensation paid to our executive officers during 2009, 2008, and 2007 are indicative of the objectives of our compensation program and reflect the fair value of the services provided to our company, as measured by the local market in China, Hong Kong, the United States and those other areas where our executive officers may work. We determine market rate by conducting a comparison with the local geographic area averages and industry averages these countries.  Raises for executive officers may be based on the increased amount of responsibilities to be assumed by each of the executive officers as we expand our operations and continue as a publicly reporting company.

Executive compensation for 2010 will follow the same evaluation methods as were used for 2009. We may adjust our bonus evaluations upwards, but, in such case, we do not intend to increase it by more than five percent.

Summary Compensation Table

The following table sets forth information concerning the compensation for the three fiscal years ended December 31, 2009, 2008, and 2007 of the principal executive officer, principal financial officer, in addition to, as applicable, our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as our executive officer at the end of the last fiscal year (collectively, the “Named Executive Officers”).

Name and Position	Year	Salary ($)	Bonus ($)		Options Awards ($)(1)	All other compensation ($)		Total ($)

Wing Lun (Alan) Leung (2)	2009	-	-		-	-		-
Chief Executive Officer

Luo Ken Yi (3)	2009	187,887	-		-	-		187,887
President	2008	114,957	-		-	-		114,957
	2007	57,423	-		-	-		57,423

Qin (Andy) Lu (4)	2009	-	-		-	-		-
Acting Chief Financial Officer

Gene Michael Bennett (5)	2009	37,636	-		24,878	-		62,514
Former Chief Financial Officer

Li Chengcheng (5)	2009	90,057	-		-	-		90,057
Former Chief Financial Officer

Albert Jan Grisel (5)	2009	79,375	-		-	-		79,375
Former Chief Financial Officer	2008	69,270	-		-	7,280		76,550

Charles John Anderson (6)	2009	265,943	-		-	12,000	(6)	277,943
President of CAE Building Systems, Inc.	2008	209,000	27,000	(7)	-	12,000	(6)	248,000
and Chief Operating Officer

Ye Ning	2009	138,866	-		-	-		138,866
Vice President	2008	100,032	-		-	-		100,032
	2007	49,220	-		-	-		49,220

Tang Nianzhong	2009	138,866	-		-	-		138,866
Vice President	2008	100,032	-		-	-		100,032
	2007	49,220	-		-	-		49,220

(1)
The amounts disclosed reflect the value of awards for grants of non-qualified stock options. These non-qualified stock options are performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and reflect the full grant date fair values in accordance with FASB ASC Topic 718.

(2)	Mr. Wing Lun (Alan) Leung has served as the Chief Executive Officer of the Company since September 2010.

(3)	Mr. Luo Ken Yi has served as the Chief Executive Officer and Chairman of the Board of the Directors from October 2006 to August 2010.

(4)	Mr. Qin (Andy) Lu has served as the Acting Chief Financial Officer of the Company since September 2010.

(5)
Mr. Bennett has served as the Acting Chief Financial Officer of the Company from November 2009 to September 2010.  Mr. Bennett served as the Company’s Vice President of Finance from September 2009 to November 2009.  Li Chengcheng served as our Chief Financial Officer from March 2009 to November 2009.  Albert Jan Grisel served as our Chief Financial Officer from October 2008 through March 2009. Mr. Grisel received an aggregate transportation allowance of $Nil and $6,730 in 2009 and 2008, respectively. In addition, we paid for club membership fees equal to $Nil and $550 for the benefit of Mr. Grisel in 2009 and 2008, respectively. The foregoing amounts are included in “All Other Compensation.”

(6)
Mr. Anderson became president of CAE Building Systems, Inc, a wholly-owned subsidiary of the Company, in February 2008 and Chief Operating Officer of the Company in June 2008. He received an aggregate automobile allowance of $12,000 and $12,000 in 2009 and 2008, respectively. The foregoing amounts are included in “All Other Compensation.”

(7)	Represents sales commission earned.

Grants of Plan-Based Awards in 2009

The following table summarizes our awards made to our named executive officers in 2009.

	Grant Date(1)	Number of Shares of Common Stock Underlying Options	Exercise of Base Price of the Options Award ($/Sh)	Grant date of Fair Value of Stock and Options Awarded ($)
Gene Michael Bennett	October 5, 2009(1)	100,000	1.56	24,878

(1)	The options were granted pursuant to an Employment Agreement entered into with Mr. Bennett, our former Chief Financial Officer.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table presents the outstanding equity awards held by each of the Named Executive Officers as of the fiscal year ended December 31, 2009.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Gene Michael Bennett	20,000	80,000	-	1.56	10/5/2012

(1)	Mr. Bennett received options to purchase 100,000 shares of common stock on October 5, 2009. The options vest at the rate of 10,000 per month beginning on November 27, 2010.

Option Exercises and Stock Vested in Fiscal 2009

There were no option exercises or stock vested in 2009.

Pension Benefits

There were no pension benefit plans in effect in 2009.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There was no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2009.

Employment Agreements

We have entered into PRC standard employment agreements with many of employees, including the following persons and terms:

•	Luo Ken Yi is paid $61,466 annually pursuant to a three-year agreement that expires on December 31, 2012;

•	Tang Nianzhong is paid $61,466 annually pursuant to an agreement with no expiry term;

•	Ye Ning is paid $61,466 annually pursuant to an agreement with no expiry term;

•	Li Guoxing is paid $52,685 annually pursuant to an agreement with no expiry term;

•	Wang Zairong is paid $14,049 annually pursuant to an agreement with no expiry term; and

•	Feng Shu is paid $13,347 annually pursuant to an agreement with no expiry term.

Pursuant to each of the foregoing person’s employment agreement with us, we also agreed to pay for we may terminate the agreement if, among other things, the executive neglects his or her duties, violates our rules and regulations, is convicted of a criminal, or undergoes bankruptcy. In addition, none of the agreements provide for severance upon termination.

Wing Lun (Alan) Leung

In connection with Mr. Leung’s appointment as Chief Executive Officer of the Company, we entered into an employment agreement with Mr. Leung.  The employment agreement has an effective date of September 1, 2010.  According to the employment agreement, Mr. Leung will receive an annual base salary of US$150,000.  Mr. Leung will also be entitled to reimbursement of reasonable business expenses and two weeks of paid vacation annually.  The employment agreement expires on August 31, 2013, and is subject to early termination by us and/or Mr. Leung with the required amount of notice as set forth the employment agreement.  In addition, Mr. Leung will be subject to non-competition and client and employee non-solicitation clauses during his employment with us and for certain periods of time after the termination of employment.

Gene Michael Bennett

On October 5, 2009, we entered into an employment agreement (the “Bennett Agreement”) with our former Acting Chief Financial Officer, Gene Michael Bennett.  The Bennett Agreement has an effective date of September 28, 2009.  According to the Bennett Agreement, Mr. Bennett received an annual base salary of US$180,000.  Mr. Bennett was also entitled to reimbursement of reasonable business expenses, two weeks of paid vacation annually, a housing allowance equal to 10,000 RMB (which is equal to approximately US$1,470) per month, and payment of certain dues to professional associations and societies, as approved by the Company.  Pursuant to the Bennett Agreement, Mr. Bennett also received a sign-on bonus of stock options exercisable into 100,000 shares of common stock (the “Initial Options”), which vested at the rate of 10,000 of the underlying shares per month, with the first vesting of 10,000 shares occurring on November 27, 2009.  Mr. Bennett entered into a Stock Option Agreement on October 5, 2009 for the Initial Options, pursuant to which the options are exercisable at $1.56 per share and have a term of five years.

Effective September 12, 2010, Mr. Bennett terminated the Bennett Agreement and ceased to serve as our Chief Financial Officer.  Since Mr. Bennett terminated the Bennett Agreement as a result of a change of control of the Company, as defined in the Bennett Agreement, he will be entitled to two months of Severance Payments, conditioned upon the execution of a release and waiver agreement.  All of Bennett’s Initial Options vested and shall be exercisable for a period of 90 days following his termination.  During the term of the Bennett Agreement and for 24 months thereafter, Mr. Bennett agreed not to solicit clients or employees from us and not to compete against us in the Asia Pacific.

Charles John Anderson

We entered into an employment agreement with Charles John Anderson on March 12, 2008. Mr. Anderson’s employment agreement has a term of five years and it will automatically renew for successive one-year periods thereafter unless either party provides 180-day prior written notice or unless terminated earlier in accordance with agreement. During the term of the Anderson Agreement, either party may terminate the agreement with 120-day prior written notice. According to the Anderson Agreement, Mr. Anderson will receive an annual base salary of $190,000, in addition to a commission that will be based on all cash received by the Company on all sales of our goods or services made pursuant to contracts originated primarily as the result of the efforts of Mr. Anderson during the term of the agreement (“Employee Sales”). Mr. Anderson will receive a cash payment equal to one-half percent (0.50%) of Employee Sales up to $20 million per annum. Mr. Anderson’s commission rate is adjusted to one-quarter percent (0.25%) for Employee Sales in excess of $20 million per annum. Mr. Anderson will receive his commission payments in three installments, as follows: (i) the first payment will be 50% of the total commissions for a contract and will be paid once we receive the first payment from the customer, provided that, however, the first payment on each contract cannot exceed a total of US$100,000; (ii) the second payment will be 80% of total commissions, on a cumulative basis, of a such contract, including any amounts paid in the first payment, and will be paid once we receive payment of at least 50% of the total payments due under the contract; and (iii) the third and final payment will be for the remaining 20% of the total commissions for the contract and will be paid once we receive the last payment from the customer.

Mr. Anderson will also receive each year a number of shares of our common stock that is equal to (i) twice the amount of Mr. Anderson’s total commissions on US sales for the year divided by (ii) the closing trading price of our common stock on December 31 on such year; provide that, however, the US sales for purposes of this calculation will be capped at $50 million. All shares received by Mr. Anderson will be subject to a twelve-month lock up restriction. Mr. Anderson will be eligible to receive an annual bonus at the sole discretion of the Chief Executive Officer and Board of Directors.

Albert Jan Grisel

On January 12, 2009, we entered into an employment agreement with our Chief Financial Officer, Albert Jan Grisel, effective as of October 16, 2008. According to the agreement, Mr. Grisel, as the Chief Financial Officer of the Company, would receive an initial annual base salary of HKD$1,852,500, which is approximately US$239,000. The annual base salary would be reviewed every two years after the effective date of the agreement. In addition, Mr. Grisel would receive a cash bonus of US$37,500 for the year ended December 31, 2008 and US$150,000 for the year ending December 31, 2009, payable within three months after the relevant financial year. Mr. Grisel would also receive a one-time payment of US$75,000 and a certain number of shares of the Company’s common stock to be determined by the Company’s Compensation Committee or Board of Directors. Mr. Grisel would also receive 50,000 shares of the Company’s common stock and 50,000 options to purchase shares of the Company’s common stock on the 12th, 24th and 36th month of his continued service with the Company. The options shall have a six-year term and an exercise price equal to the closing price of the Company’s common stock on the NASDAQ stock market on the date of the grant of the options. The share and option grants would be subject to anti-dilution protection such that the number of shares that Mr. Grisel would receive would be adjusted if additional shares of common stock are issued and outstanding as of the date of grant. He would also receive medical and disability insurance from the Company. Mr. Grisel will also receive a transportation allowance of HK$15,000 payable monthly.

During the term of the agreement and for six months thereafter, Mr. Grisel agreed not to solicit clients or employees from the Company and not to compete against the Company in Hong Kong. Either party may terminate the agreement for any reason upon providing three months’ written notice to the other party or by the Company by payment in lieu of notice. The Company may terminate the agreement immediately without notice or payment in lieu of notice in accordance with Section 9 of the Employment Ordinance of Hong Kong. The Company may terminate the agreement upon seven days’ written notice in the event Mr. Grisel for a limited number of permitted reasons, such as criminal convictions. If the Company terminates the agreement other than in accordance with Section 9 of the Employment Ordinance of Hong Kong or for one of the Permitted Reasons, Mr. Grisel is entitled to six months’ salary, including a pro rata portion of the share and option grants and cash bonus, in addition to any payment in lieu of notice. Mr. Grisel resigned as CFO of our company on March 31, 2009 to become the Vice President of KGE Group Ltd., the single largest shareholder of our Company.

Li Chengcheng

On March 30, 2009, we entered into an employment agreement with Mr. Li as our Chief Financial Officer. The agreement had a probationary period of three months, during which either party could terminate the agreement with no notice during the first month and seven days’ notice thereafter. After Mr. Li’s successful completion of the probationary period, either party could terminate the agreement with two months’ notice. In the event of negligence, misconduct, and other similar actions or events, we could terminate Mr. Li’s employment without notice. According to the agreement, Mr. Li received an initial annual base salary of $120,000, to be reviewed for adjustment after two years. Upon successful completion of the probationary period, Mr. Li was entitled to a $30,000 bonus. In addition, during the first two years of service under the agreement, Mr. Li was entitled to a cash bonus of 6% of a bonus pool, which is defined in the agreement as 0.3% of our total revenue plus 5% of the after-tax profit, as shown in our consolidated accounts. Any such cash bonus was conditional on Mr. Li being employed by us at the end of the relevant year. Any bonus was to be paid within three months after the audit report was available for financial years 2009 and 2010. Furthermore, after completing the first year of employment under the agreement, Mr. Li was entitled to receive 50,000 shares of our common stock; provided that, however, Mr. Li was still employed by us at the end of the year. Mr. Li agreed not to compete with us, have business dealings with, or solicit or interfere with the relationship of, our clients or prospective clients during his employment or within six months after termination of his employment, except where we wrongfully terminate Mr. Li’s employment. Effective November 6, 2009, we terminated Mr. Li’s employment agreement and Mr. Li ceased to serve as our Chief Financial Officer. We terminated the agreement with payment in lieu of two months’ notice pursuant to the agreement.

2009 Omnibus Incentive Plan

On June 12, 2009, our stockholders approved the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan (the “2009 Plan”). Our Board of Directors approved the 2009 Plan subject to the stockholders’ approval on April 30, 2009.  The 2009 Plan, as originally approved by the Board and stockholders, the 2009 Plan reserved a total of 5.0 million shares authorized for issuance under the 2009 Plan.  On June 17, 2009, the Board amended the plan to reduced the number of shares authorized for issuance under the 2009 Plan to a total of 2.0 million shares.  Pursuant to the terms of the 2009 Plan and NASDAQ rules, no stockholder approval of the amendment to the 2009 Plan was required.

The Board may at any time amend or terminate the 2009 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the 2009 Plan without the consent of the recipient.  No awards may be made under the 2009 Plan after the tenth anniversary of its effective date.  Certain provisions of the Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.  Awards under the Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

The 2009 Plan is administered by the Company’s Board of Directors.  The Board has the authority to determine, within the limits of the express provisions of the 2009 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.  The Board generally has discretion to delegate its authority under the 2009 Plan to a committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the Board deems appropriate.  The Board may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates.  The maximum awards that can be granted under the 2009 Plan to a single participant in any calendar year is 1,500,000 shares of common stock (whether through grants of Options or Stock Appreciation Rights or other awards of common stock or rights with respect thereto) or $1 million in the form of cash-based incentive awards.

The 2009 Plan replaces the China Architectural Engineering, Inc. 2007 Equity Incentive Plan (“2007 EIP”), which has been frozen and under which no further grants or awards will be made.  The Board did not grant any awards pursuant to the 2007 EIP and there are no options, shares, or other securities outstanding under the 2007 EIP.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2009 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	100,000	(2)	$$1.56	2,000,000	(1)
Equity compensation plans not approved by security holders	50,000		$3.50	—
Total	150,000		$2.21	2,000,000

(1)	Represents shares available for grant under our China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2009 by our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Zheng Jinfeng (3)	20,000	-	-	-	-	-	20,000
Zhao Bao Jiang (3)	20,000	-	-	-	-	-	20,000
Kelly Wang	20,000	-	-	-	-	-	20,000
Miu Cheung	20,000	-	-	-	-	-	20,000

Chia Yong Whatt (1)	10,849	-	-	-	-	-	10,849
Ye Ning (2)	11,945	-	-	-	-	-	11,945

(1)	Chia Yong Whatt was appointed as a director on June 17, 2009.

(2)	Ye Ning resigned as a director on August 6, 2009.

(3)	Zheng Jinfeng and Zhao Bao Jiang resigned as directors on September 12, 2010.

We have a policy to pay our non-employee directors $20,000 per year as cash consideration for serving on the Board of Directors. We further agree to reimburse all reasonable travel and other expenses incurred for attendance at a board or committee meeting, and we agree to pay the fees and documented reimbursements within a reasonable time and in accordance with our current payment practices. Directors are also eligible to participate in our equity incentive plans.

On January 18, 2010, we approved the issuance of the following stock grants to our directors, as set forth below.

Name	No. of Shares of Restricted Stock
Zheng Jinfeng	30,000
Zhao Bao Jiang	30,000
Kelly Wang	30,000
Miu Cheung	15,000
Chia Yong Whatt	6,000

 As granted, the Restricted Stock Grants were set to vest such that ¼ would vest on March 31, 2010, ¼ would vest on June 30, 2010, ¼ would vest on September 30, 2010, and the remaining ¼ would vest on December 31, 2010.  The vesting of the grants was subject to the terms and conditions of the Restricted Stock Agreement entered into by and between the recipients and us.  In the first quarter of 2010, we opted to accelerate vesting of the restricted stock awards so that they became fully vested immediately.

The Board appointed Ping Xu, Shibin Jo, and Chen Huang to the Board of Directors on September 12, 2010.

Indemnification of Directors and Executive Officers and Limitations of Liability

We are incorporated in the State of Delaware and are governed by Delaware law. Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. To date, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee of the Board of Directors, as set forth below, have reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this Proxy Statement on Schedule 14A required by Item 402(b) of Regulation S−K. Based on this review and discussion, the members of the Compensation Committee have recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K and this Proxy Statement on Schedule 14A.

Respectfully submitted,

Compensation Committee

Chia Yong Whatt
Shibin Jo

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of the Record Date, based on 80,156,874 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;

•	Each named executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

The number of shares of our common stock outstanding as of Record Date, excludes (i) 423,700 shares of our common stock issuable upon exercise of outstanding warrants, (ii) 6,414,912 shares of our common stock issuable upon the conversion of issued and outstanding bonds, subject to adjustment, and (iii) 100,000 shares that are issuable upon the exercise of outstanding options.  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China.

Name and Address of Beneficial Owner	Title	Shares of Common Stock Beneficially Owned		Percent of Class Beneficially Owned

Directors and Executive Officers
Jun Tang	Chairman of the Board	25,000,000	(1)	31.2%

Wing Lun (Alan) Leung	Chief Executive Officer	25,000,000	(1)	31.2%

Luo Ken Yi	President and Director	17,603,854	(2)	22.0%

Qin (Andy) Lu	Acting Chief Financial Officer and Corporate Secretary	-		*

Charles John Anderson	President, U.S. Operations and Chief Operating Officer	180,000		*

Kelly Wang	Director	30,000		*

Miu Cheung	Director	15,000		*

Chia Yong Whatt	Director	6,000		*

Chen Huang	Director	-		*

Shibin Jo	Director	-		*

Ping Xu	Director	-		*

Officers and Directors as a Group (total of 11 persons)		42,834,854		53.4%

5% Owners

First Jet Investments Limited		25,000,000	(1)	31.2%

KGE Group Limited		17,603,854	(2)	22.0%

ABN AMRO Bank, N.V.		4,558,908	(3)	5.4%

Li Qin Fu		5,000,000	(4)	6.2%

(1)
Includes 25,000,000 shares of common stock in our company held by First Jet Investment Limited, a company organized under the laws of the British Virgin Islands.  Gaotime Corporation Limited owns 100% of the issued and outstanding shares of First Jet Investment Limited.  Jun Tang and Wing Lun (Alan) Leung own approximately 72% and 11% respectively, of Gaotime Corporation Limited’s issued and outstanding capital stock. As a result, Jun Tang and Wing Lun (Alan) Leung may be deemed to be a beneficial owner of the shares held by First Jet Investment Limited. Each of the foregoing persons disclaims beneficial ownership of the shares held by First Jet Investment Limited except to the extent of his pecuniary interest.

(2)
Includes 17,603,854 shares of common stock in our company held by KGE Group Limited, a Hong Kong corporation, of which Luo Ken Yi, Ye Ning and Tang Nianzhong are directors and may be deemed to have voting and investment control over the shares owned by KGE Group Limited. In addition, Luo Ken Yi, Ye Ning and Tang Nianzhong own approximately 70%, 10% and 10% respectively, of KGE Group Limited’s issued and outstanding shares. In addition, KGE Holding Limited owns approximately 5% of the issued and outstanding shares of KGE Group Limited, of which is owned by Luo Ken Yi and his brother. As a result, Luo Ken Yi, Ye Ning and Tang Nianzhong may be deemed to be a beneficial owner of the shares held by KGE Group Limited. Each of the foregoing persons disclaims beneficial ownership of the shares held by KGE Group Limited except to the extent of his pecuniary interest.

(3)
Includes (i) 1,181,102 shares of common stock may be acquired upon conversion of the Company’s 12% Convertible Bonds Due 2011, which are currently convertible at a conversion price of $6.35 per share, subject to adjustment upon certain events, and (ii) 112,500 shares of common stock that may be acquired upon exercise of the warrants issued in connection with the 2008 Bonds. Also includes 3,265,306 shares of common stock may be acquired upon conversion of the $8 million of the Company’s Variable Rate Convertible Bonds due in 2012 based on a conversion price of $2.45 per share.  The address of the stockholder is 250 Bishopsgate, London EC2M 4AA, United Kingdom.

(4)
Consists of 5,000,000 shares that Resort Property International Limited purchased from KGE Group, Ltd. in a private transaction that closed on August 6, 2009.  The shares were purchased by Nine Dragon (Hong Kong) Co. Ltd., an entity controlled by Li Qin Fu, who also has voting and investment control over the securities owned by Resort Property International Limited. The address of the stockholder is Room 2601, No 3 Lane, 288 Huaihai West Road, Shanghai PR China, 200031.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers to file reports of holdings and transactions in our stock with the SEC. Based on a review of written representations from our executive officers and directors, we believe that during the fiscal year ended December 31, 2009, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by the Board of Directors and applicable Nasdaq Stock Market Rules and SEC standards. The Audit Committee represents and assists the Board of Directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of CAE’s financial statements, CAE’s compliance with legal and regulatory requirements, the qualifications and independence of CAE’s registered public accounting firm, Samuel H. Wong & Co., LLP, and the performance of CAE’s internal controls and of Samuel H. Wong & Co., LLP.

The Audit Committee has reviewed and discussed with CAE s management, internal finance staff, internal auditors and Samuel H. Wong & Co., LLP, with and without management present, CAE’s audited financial statements for the fiscal year ended December 31, 2009 and management’s assessment of the effectiveness of CAE’s internal controls over financial reporting. The Audit Committee has also discussed with Samuel H. Wong & Co., LLP the results of the independent auditors’ examinations and the judgments of Samuel H. Wong & Co., LLP concerning the quality, as well as the acceptability, of CAE’s accounting principles and such other matters that CAE is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has received from Samuel H. Wong & Co., LLP the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with Samuel H. Wong & Co., LLP their independence from CAE and management, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the fees paid to Samuel H. Wong & Co., LLP during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Respectfully submitted,

Kelly Wang
Chen Huang
Ping Xu

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CITIC Capital Finance Limited

On April 15, 2008, we completed a financing transaction with ABN AMRO Bank N.V., London Branch (“ABN AMRO”), CITIC Allco Investments Limited (together with ABN AMRO, the “Subscribers,” and each a “Subscriber”), and CITIC Capital Finance Limited issuing (i) $20,000,000 12% Convertible Bonds due in 2011 and (ii) 300,000 warrants to purchase an aggregate of 300,000 shares of our common stock, subject to certain adjustments as set forth in the warrant instrument, that expire in 2013. The transaction was completed in accordance with a subscription agreement entered into by us, the Subscribers, and CITIC Capital Finance Limited, dated April 2, 2008 (the “Subscription Agreement”). Pursuant to the terms of the Subscription Agreement, we were required as a condition to the closing to appoint a director designated by CITIC Capital Finance Limited to our Board of Directors. The closing condition was waived by the parties to the financing transaction and we agreed to appoint such a director within three months from closing. On June 10, 2008, our Board of Directors appointed Miu Cheung to serve as a director of the Company pursuant to the Subscription Agreement.  Mr. Cheung continues to serve on the Board of Directors of our Company.

Loans to and from Insiders

We have taken interest-free loans from our major stockholder, KGE Group Limited.  On June 17, 2009, we entered into an interest-free loan agreement with KGE Group Ltd. pursuant to which we may borrow up to $2.8 million from KGE Group Ltd.  Pursuant to the terms of the agreement, the loan will be interest-free and fee-free and not become due earlier than two years from the date of the loan.  The loan was approved by the Board of Directors of the Company.  We have taken additional loans from KGE Group Ltd.  The amount due to KGE Group at December 31, 2009, 2008 and 2007 was $10,080,345, $924,687 and $1,334,856, respectively. All of the loans are interest-free, fee-free and have no fixed repayment schedule.

The loan and the advances are related party transactions because KGE Group Ltd. is a Hong Kong company that is the majority stockholder of the Company.   In addition, Luo Ken Yi, Ye Ning and Tang Nianzhong own approximately 70%, 10% and 10% respectively, of KGE Group Limited’s issued and outstanding shares and each of the foregoing are directors of KGE Group Ltd.  Luo Ken Yi is the Company’s Chief Executive Officer and Chairman of the Board, Ye Ning is a Vice President of the Company, and Tang Nianzhong is the Company’s Vice President of China Operations and a Director. In addition, KGE Holding Limited owns approximately 5% of the issued and outstanding shares of KGE Group Limited, of which is owned by Luo Ken Yi and his brother.

The transactions with related parties during the periods were carried out in the ordinary course of business and on normal commercial terms.

Guangdong Canbo Electrical Co., Ltd.

During the year ended December 31, 2009, the Company purchased construction materials amounting to $22.9 million from Guangdong Canbo Electrical Co., Ltd. (Canbo) via its parent company, Kangbao Electrical Company Limited (Kangbao), a subsidiary of the Company’s major stockholder, KGE Group Limited. Canbo is a preferred supplier of the Company as it is able to procure materials at favorable price levels due to its purchased quantities. More important, application of certain of the Company’s patented technology is preferably routed through Canbo to prevent undesired distribution of this technology. The Company at times provides purchases advance payment to Kangbao in order to obtain a more favorable pricing. As of December 31, 2009, the Company’s purchases advance to Canbo was $5.9 million for the purpose of future supplies of materials. The Company has also obtained trade facilities for purchases through Canbo.

Acquisition of ConnGame from FirstJet

On August 18, 2010, pursuant to a stock purchase agreement that was entered into on August 11, 2010 by and among us, First Jet Investments Limited, New Crown Technology Limited, which is First Jet’s wholly-owned subsidiary, and Mr. Jun Tang, the principal of First Jet and New Crown, we completed our acquisition of 60% of the issued and outstanding shares of New Crown, which is the holder of 100% of the equity interests of Shanghai ConnGame Network Ltd. (“ConnGame”).  In exchange for the 60% equity interest of New Crown, we issued 25,000,000 shares of our common stock, $0.001 par value per share, to First Jet.  ConnGame is a developer and publisher of MMORPG (Massively Multiplayer Online Role Playing Game).  As a result of the transaction, First Jet became the Company’s largest shareholder.  In accordance with the stock purchase agreement, we appointed Mr. Jun Tang as Chairman of our Board of Directors.  Subsequent to the transaction, 100% of the ownership of FirstJet was transferred to Gaotime Corporation Limited, of which Mr. Jun Tang is the 72% owner.  Our CEO, Wing Lun (Alan) Leung owns approximately 11% of Gaotime Corporation Limited.

Policy for Approval of Related Party Transactions

Our policy is to have our Audit Committee review and pre-approve any related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest, or adherence to standards of business conduct as required by our policies.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2011 annual meeting of stockholders, they must deliver a written copy of their proposal no later than July [__], 2011. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for the Company’s common stock since September 28, 2007, the date of the Company’s initial listing on a national securities exchange, to the cumulative return over such period of The Nasdaq Stock Market Composite Index and the Russell 2000 Index. The Company does not use a published industry or line-of-business basis, and does not believe it could reasonably identify a different peer group. The graph assumes that $100 was invested on the date on which the Company completed in connection with it initial listing in September 2007 and in each of the comparative indices on the same date. The graph further assumes that such amount was initially invested in the Common Stock of the Company at the price to which such stock was first offered to the public by the Company on the date of its public offering of $3.50 per share. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG CHINA ARCHITECTURAL ENGINEERING, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 2000 INDEX

	9/28/2007	12/31/2007	3/31/2008	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009
China Architectural Engineering, Inc.	$100	$247.14	$155.71	$279.14	$202.57	$70.29	$28.00	$55.71	$47.71	$30.00
Nasdaq Stock Market (U.S.)	$100	$98.18	$84.36	$84.88	$77.43	$58.38	$56.58	$67.93	$78.56	$84.00
Russell 2000 Index	$100	$95.11	$85.41	$85.62	$84.37	$62.01	$52.49	$63.11	$75.02	$77.64

Proposals to be submitted for the Annual Meeting

A stockholder may wish to have a proposal presented at the 2011 annual meeting, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting.  If notice of any such proposal is not received by the Company at its principal executive offices on or before October [_], 2011 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed “untimely” for purposes of Securities and Exchange Commission Rule 14a-4(c).  Therefore, the persons named in the enclosed proxy card will be allowed to use their discretionary voting authority to vote on the stockholder proposal when and if the proposal is raised at the 2011 Annual Meeting of Stockholders.

If the date of our 2011 annual meeting has been changed by more than 30 days from the date of our 2010 annual meeting, stockholders’ written notices must be received by us a reasonable time before we begin to print and mail proxy materials for our 2011 annual meeting.

Mailing Instructions

In either case, proposals should be delivered to China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China, Attention: Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Corporate Secretary, China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China, by telephone at 0086-756-8538908 specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that that such communications relate to matters that are within the scope of responsibilities of the board or a Committee.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Chairman of the Board of Directors

Dated: October [__], 2010
Zhuhai, China

Appendix A –	Form of Certificate of Amendment to Certificate of Incorporation of China Architectural Engineering, Inc.

Appendix B –	Form of Amendment No. 2 to China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan (with full Plan, as amended)

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
CHINA ARCHITECTURAL ENGINEERING, INC.
a Delaware corporation

CHINA ARCHITECTURAL ENIGNEERING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: Article 4 of the Corporation’s Certificate of Incorporation is amended by deleting the existing Article 4 in its entirety and substituting therefore a new Article 4 to read in its entirety as follows:

Section 1.  Number of Authorized Shares.  The total number of shares of stock which the Corporation shall have the authority to issue shall be One Hundred Ten Million (110,000,000) shares.  The Corporation shall be authorized to issue two classes of shares of stock, designated, “Common Stock” and “Preferred Stock.”  The Corporation shall be authorized to issue One Hundred Million (100,000,000) shares of Common Stock, each share to have a par value of $.001 per share, and Ten Million (10,000,000) shares of Preferred Stock, each share to have a par value of $.001 per share.

Section 2.  Common Stock.  The Board of Directors of the Corporation may authorize the issuance of shares of Common Stock from time to time.  The Corporation may reissue shares of Common Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law.

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment with the Delaware Secretary of State, every [____(__)] outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one (1) share of Common Stock (the “Reverse Stock Split”).  The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended.  No fractional share shall be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated for purposes of such combination and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Stock Split computation shall be rounded up to the next whole share.

Section 3.  Preferred Stock.  The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred Stock from time to time in one or more series.  The Corporation may reissue shares of Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law.  The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of’ such series then outstanding.

Section 4.  Dividends and Distributions.  Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

Section 5.  Voting Rights.  Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

SECOND:         The amendment set forth has been duly approved by the Board of Directors of the Corporation and by the Stockholders entitled to vote thereon.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

1

IN WITNESS WHEREOF, I, the undersigned, being the Chief Executive Officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the Delaware General Corporation Law, do make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand, as of this __TH day of ____________, 2010.

By:
Name: Wing Lun Alan Leung
Title: Chief Executive Officer

2

ANNUAL MEETING OF STOCKHOLDERS OF

CHINA ARCHITECTURAL ENGINEERING, INC.

December 7, 2010

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

☐ Please detach along perforated line and mail in the envelope provided. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” EACH OF PROPOSAL NOS. 2, 3, AND 4.  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☐

1.	Election of Directors	FOR ALL THE NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)

	Jun Tang	☐	☐	☐
Wing Lun (Alan) Leung
Ping Xu
Shibin Jo
Chen Huang
Kelly Wang
Miu Cheung
Chia Yong Whatt
Luo Ken Yi

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and strike a line through the nominee’s name in the list below

 NOMINEE:  Jun Tang   Wing Lun (Alan) Leung    Ping Xu    Shibin Jo   Chen Huang   Kelly Wang   Miu Cheung   Chia Yong Whatt   Luo Ken Yi

2.	Ratify the selection of Samuel H. Wong & Co., LLP. as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.
Approve an amendment to the Company’s certificate of incorporation (i) to effect a reverse stock split of our common stock at an exchange ratio of not less than 1-for-2 and no more than 1-for-4 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, if implemented, to reduce the number of authorized shares of common stock from 150,000,000 to 100,000,000 (the implementation of the decrease in authorized shares will be subject to the discretion of the Board of Directors).

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.
Approve an amendment to the China Architectural Engineering, Inc. 2009 Omnibus Equity Incentive Plan to increase the maximum number of shares of our common stock that may be issued under the plan from 2,000,000 to 4,000,000 shares (pre-Reverse Stock Split).

FOR	AGAINST	ABSTAIN
☐	☐	☐

Each of the persons  named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check here if you plan to attend the meeting.	☐

Signature of	Date:	Signature of	Date:
Stockholder:		Stockholder:
Note:
 Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CHINA ARCHITECTURAL ENGINEERING, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 7, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of China Architectural Engineering, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated October [__],  2010, and hereby appoints Jun Tang, our Chairman of the Board, and Wing Lun (Alan) Leung, our Chief Executive Officer, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of China Architectural Engineering, Inc to be held on December 7, 2010, at 10:00 am Local Time in Shanghai, China, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

 THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

APPENDIX B

[FORM OF]

AMENDMENT NO.  2
TO
CHINA ARCHITECTURAL ENGINEERING, INC.

2009 OMNIBUS INCENTIVE PLAN

The following constitutes Amendment No. 2 to the 2009 Omnibus Incentive Plan (the “Plan”) of China Architectural Engineering, Inc. (the “Company”).  This amendment increases the total number of authorized shares of Common Stock reserved and available for issuance under the Plan from 2,000,000 shares by 2,000,000 shares so that the Plan authorizes a total of 4,000,000 shares.

Pursuant to the resolutions of the board of directors dated October 21, 2010, subject to approval from the stockholders of the Company, Article IV Section 4.01 of the Plan shall be deleted in its entirety and replaced with the following:

“4.01 Number of Shares Issuable.  The total number of shares initially authorized to be issued under the Plan shall be 4,000,000 shares of Common Stock.  The foregoing share limit shall be subject to adjustment in accordance with Section 11.07.  The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.”

IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this amendment to the Plan by the board of directors and stockholders on the day and year set forth below, the Company has caused this amendment to the Plan to be duly executed by its duly authorized officer.

Dated:  December __, 2010

CHINA ARCHITECTURAL ENGINEERING, INC., a Delaware corporation

By:
Name:
Title:

CHINA ARCHITECTURAL ENGINEERING, INC.
2009 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01.                      Purpose.  The purpose of the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan (as amended from time to time, the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company   and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02.                      Adoption and Term.  The Plan has been approved by the Board to be effective as of April 30, 2009, and approved by the stockholders of the Company on June 12, 2009.  The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01.                      Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest;  provided ,  however , for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

2.02.                      Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

2.03.                      Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04.                      Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.05.                      Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

2.06.                      Board means the Board of Directors of the Company.

2.07.                      Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)           The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b)           Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c)           The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d)           The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e)           a complete liquidation or dissolution of the Company.

2.08.                      Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09.                      Committee means the Compensation Committee of the Board.  In the event the Company does not have a Committee, the Board as a whole shall act as the Committee with respect to the administration of the Plan.

2.10.                      Common Stock means the common stock of the Company, par value $0.001 per share.

2.11.                      Company means China Architectural Engineering, Inc., a Delaware corporation, and its successors.

2.12.                      Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13.                      Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14.                      Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.15                       Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16.                      Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.17.                      Fair Market Value means, as of any applicable date:  (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq National Market System (“NMS”), the closing sales price of the Common Stock on the exchange or NMS, as the case may be, on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply, the fair market value of the Common Stock as determined under procedures established by the Committee.

2.18.                      Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.19.                      Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.20.                      Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.21                       Non-Vested Share means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.

2.22.                      Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.23.                      Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.24.                      Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.25.                      Performance Awards means Awards granted in accordance with Article VIII.

2.26.                      Performance Goals means net sales, project cost controls, return on stockholders' equity, customer satisfaction or retention, return on investment or working capital, operating income, economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital), EBITDA (as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization), expense targets, net income, earnings per share, share price, reductions in inventory, inventory turns, on-time delivery performance, operating efficiency, productivity ratios, market share or change in market share, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual's job responsibilities.

2.27.                      Plan has the meaning given to such term in Section 1.01.

2.28.                      Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.29.                      Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.30.                      Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.31.                      Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.32.                      Stock Appreciation Rights means awards granted in accordance with Article VI.

2.33                       Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries.  Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01.                      Committee.

(a)           Duties and Authority.  The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants.  The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable.  The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code.  The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company.  In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.  Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

(b)           Indemnification.  Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01.                      Number of Shares Issuable.  The total number of shares initially authorized to be issued under the Plan shall be Five Million (5,000,000) shares   of Common Stock.  The foregoing share limit shall be subject to adjustment in accordance with Section 11.07.  The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.

4.02.                      Shares Subject to Terminated Awards.  Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan.  Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan.  In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01.                      Eligible Participants.  Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time.  The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan.  The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.  Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 1.5 million shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $1 million.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01.                      Option Awards.

(a)           Grant of Options.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee.  The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b)           Purchase Price of Options.  Subject to the requirements applicable to Incentive Stock Options under Section 6.01(d), the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant.

(c)           Designation of Options.  The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option;  provided, however,  that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

(d)           Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided , however , that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.

(e)           Rights As a Stockholder.  A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02.                      Stock Appreciation Rights.

(a)           Stock Appreciation Right Awards.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights.  Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously.  Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b)           Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant.  Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c)           Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock.  In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date.  No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03.                      Terms of Stock Options and Stock Appreciation Rights.

(a)           Conditions on Exercise.  An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.  In the event the Committee grants an Option or Stock Appreciation Right that would be subject to Section 409A of the Code, the Committee may include such additional terms, conditions and restrictions on the exercise of such Option or Stock Appreciation Right as the Committee deems necessary or advisable in order to comply with the requirements of Section 409A of the Code.

(b)           Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

  (i)         Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

  (ii)        Termination of the Award in the event of a Participant's disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or

(iii)         In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)); or

(iv)         Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c)           Acceleration or Extension of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04.                      Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time.  The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002).  In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company.  The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock.  Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose.  Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05.                      Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Options or Stock Appreciation Rights outstanding on the date of such Change in Control shall occur.

6.06                        Early Exercise.  An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested.  The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time.  In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board.  The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant.  Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock outright, subject to conditions and restrictions as the Board may determine.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01.                      Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals.  The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02                       Restricted Shares.

(a)           Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant.  Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.  Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b)           Stockholder Rights.  Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c)           Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)           Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse.  As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e)           Forfeiture of Restricted Shares.  Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement.  The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(f)            Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03.                      Restricted Stock Units.

(a)           Settlement of Restricted Stock Units.  Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred.  Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine.  The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed.  As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b)           Shareholder Rights.  Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c)           Waiver of Forfeiture Period.  Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d)           Deferral of Payment.  If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04         Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, no acceleration of the termination of any of the restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall occur in the event of a Change in Control.

ARTICLE VIII

PERFORMANCE AWARDS

8.01.                      Performance Awards.

(a)           Award Periods and Calculations of Potential Incentive Amounts.  The Committee may grant Performance Awards to Participants.  A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period.  The Award Period shall be two or more fiscal or calendar years as determined by the Committee.  The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)           Performance Targets.  Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion.  In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals.  The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c)           Earning Performance Awards.  The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)           Payment of Earned Performance Awards.  Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee.  The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02.                      Termination of Service.  In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03.                      Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Performance Awards outstanding on the date of such Change in Control shall occur.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01.                      Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02.                      Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a)           Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)           If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)           The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01.                    Eligibility.  Executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02.                    Awards.

(a)           Performance Targets.  The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals.  Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.

(b)           Amounts of Awards.  In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained.  Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c)           Payment of Awards.  Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(d)           Negative Discretion.  Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e)           Guidelines.  The Committee may adopt from time to time written policies for its implementation of this Article X.  Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f)            Non-Exclusive Arrangement.  The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN

11.01.                    Plan Provisions Control Award Terms.  Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan.  In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.  Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02.                    Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03.                    Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04.                    Limitation on Transfer.  Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan.  The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05.                    Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a)           The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)           In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06.                    Surrender of Awards; Authorization of Repricing.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.  Without requiring shareholder approval, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company, including the substitution or grant of (i) an Option or Stock Appreciation Right with a lower exercise price than the Option or Stock Appreciation Right being surrendered, (ii) a different type of Award upon the surrender or cancellation of an Option or Stock Appreciation Right with an exercise price above the Fair Market Value of the underlying Common Stock on the date of such substitution or grant, or (iii) any other Award constituting a repricing of an Option or Stock Appreciation Right.

11.07.                    Adjustments to Reflect Capital Changes.

(a)           Recapitalization.  In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards.  The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)           Merger.  In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization.  Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c)           Options to Purchase Shares or Stock of Acquired Companies.  After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger.  The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.  Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08.                    No Right to Continued Service.  No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.09.                    Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10.                    Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware   and construed in accordance therewith.

11.11.                    No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12.                    Compliance with Rule 16b-3.  It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3.  The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13.                    Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14.                    Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15.                    Amendment and Termination.

(a)           Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)           Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.16.                    Foreign Qualified Awards.  Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.17.                    Dividend Equivalents.  For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment.  If a Dividend Equivalent Account is established, the following terms shall apply:

(a)           Terms and Conditions.  Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement.  Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b)           Unfunded Obligation.  Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.18                     Adjustment of Performance Goals and Targets.  Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the "performance-based compensation" exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19                     Legality of Issuance.  Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20                     Restrictions on Transfer.  Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

11.21                     Further Assurances.  As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

AMENDMENT NO. 1
TO
CHINA ARCHITECTURAL ENGINEERING, INC.

2009 OMNIBUS INCENTIVE PLAN

The following constitutes Amendment No. 1 to the 2009 Omnibus Incentive Plan (the “Plan”) of China Architectural Engineering, Inc. (the “Company”).  This amendment decreases the total number of initially authorized shares of Common Stock reserved and available for issuance under the Plan from 5,000,000 shares by 3,000,000 shares so that the Plan authorizes a total of 2,000,000 shares.

Pursuant to the resolutions of the board of directors dated June 17, 2009, Article IV Section 4.01 of the Plan shall be deleted in its entirety and replaced with the following:

“4.01 Number of Shares Issuable.  The total number of shares initially authorized to be issued under the Plan shall be 2,000,000 shares of Common Stock.  The foregoing share limit shall be subject to adjustment in accordance with Section 11.07.  The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.”

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this amendment to the Plan by the board of directors and stockholders on the day and year set forth below, the Company has caused this amendment to the Plan to be duly executed by its duly authorized officer.

Dated:  June 17, 2009

CHINA ARCHITECTURAL ENGINEERING, INC.,
a Delaware corporation

By:	/s/ Luo Ken Yi
	Name:	Luo Ken Yi
	Title:	Chief Executive Officer and
Chairman of the Board of Directors